Exhibit 10.2

LETTER AGREEMENT

October 14, 2022

CONFIDENTIAL

Pfizer Inc.
235 East 42nd Street
New York, New York 10017

RE: Amended and Restated License Agreement, effective as of October 6, 2022

Reference is hereby made to that certain Amended and Restated License Agreement (the “Agreement”), effective as of October 6, 2022, between Pyxis Oncology, Inc. (“Pyxis”), and Pfizer Inc. (“Pfizer”), pursuant to which Pfizer granted certain licenses to Pyxis under the Licensed ADC Technology and Licensed Platform Technology. Pyxis and Pfizer may be individually referred to as a “Party” and collectively referred to as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

Notwithstanding anything to the contrary contained in Section 5.1.2 of the Agreement, pursuant to which, on the Issuance Date, Pyxis will issue and grant to Pfizer such number of shares (the “Second Issuance Amount”) of Pyxis’s Common Stock equivalent to five million dollars at a per share price (the “Share Price”) equal to the closing price of Pyxis’s Common Stock on the Business Day prior to the Issuance Date, the Parties agree that solely to the extent necessary to comply with the rules and regulations of NASDAQ Stock Market, Inc. (“NASDAQ”), including, without limitation, in order not to require approval by shareholders pursuant to NASDAQ Listing Rule Section 5635. Pyxis and Pfizer agree that Pyxis will issue to Pfizer a number of shares of the Second Issuance Amount such that Pfizer’s ownership interest in Pyxis shall not exceed nineteen and a half percent (19.5%) with any difference in value between the value of shares and $5,000,000 being payable in cash to Pfizer in order to comply with NASDAQ Listing Rule Section 5635. For example, if the value of the stock that Pyxis can issue is worth three-million five hundred thousand ($3,500,000), Pyxis shall pay Pfizer one-million five hundred thousand ($1,500,000) in cash on the Issuance Date. Except as otherwise modified by this paragraph, the Agreement shall otherwise remain in full force and effect.

This agreement (the “Letter Agreement”) supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Letter Agreement shall be governed by and construed under the laws in effect in the State of New York, U.S. without giving effect to any conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result.

This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paperbased recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

No amendment or waiver of any provision of this Letter Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signature Pages Follow]

Please indicate your acceptance of the terms of this Letter Agreement by countersigning this Letter Agreement where provided below.

Very truly yours,

PYXIS ONCOLOGY, INC.

By: /s/ Pam Connealy Pam Connealy Chief Financial Officer

ACCEPTED as of the date first above written:

PFIZER INC.

By: /s/ Uwe Schoenbeck Uwe Schoenbeck CSO, SVP Ext Science & Innovation